                                                                 Exhibit 10.16
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                              MEDICONSULT.COM, INC.







                   -------------------------------------------



                            STOCK PURCHASE AGREEMENT



                   -------------------------------------------







                                FEBRUARY 26, 1999








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


                                                 TABLE OF CONTENTS


                                                                                                                 PAGE




1.       Certificates of Designation.............................................................................1

2.       Issuance and Sale of Senior Preferred Shares and Warrants and Reservation of Reserved Common
         Shares; Closings........................................................................................1

         2.1      Issuance of Senior Preferred Shares and Warrants and Reservation of Reserved Common
                  Shares.........................................................................................1

         2.2      Agreement to Sell and Purchase the Senior Preferred Shares.....................................1

         2.3      Delivery of Senior Preferred Shares and Warrants...............................................2

         2.4      The Closing....................................................................................2

3.       Representations and Warranties of the Corporation.......................................................2

         3.1      Organization; Power and Authority; Qualifications..............................................2

         3.2      Authorization of the Documents; No Conflicts...................................................3

         3.3      Authorization of Senior Preferred Shares, Warrants, Warrant Shares and Reserved Common
                  Shares.........................................................................................3

         3.4      No Consent or Approval Required................................................................3

         3.5      Capitalization.................................................................................4

         3.6      Equity Investments.............................................................................5

         3.7      SEC Documents..................................................................................5

         3.8      No Defaults....................................................................................6

         3.9      Financial Information..........................................................................6

         3.10     Absence of Undisclosed Liabilities.............................................................6

         3.11     Absence of Changes.............................................................................7

         3.12     Title to Assets, Properties and Rights.........................................................7

         3.13     Burdensome Restrictions........................................................................7

         3.14     Intellectual Property Rights...................................................................8

         3.15     Employment of Officers, Employees and Consultants..............................................9

         3.16     ERISA Plans and Contracts......................................................................9

         3.17     Agreements....................................................................................11

         3.18     Compliance; Licenses and Permits..............................................................12

         3.19     Labor Relations; Employees....................................................................12

         3.20     Litigation....................................................................................12

         3.21     Tax Matters...................................................................................13


                                       -I-

                                                 TABLE OF CONTENTS
                                                    (CONTINUED)



                                                                                                                    Page

         3.22     Related Party Transactions....................................................................13

         3.23     Offering Exemption............................................................................14

         3.24     Brokers.......................................................................................14

         3.25     Registration Rights...........................................................................14

         3.26     Other Securities..............................................................................14

         3.27     Use of Proceeds...............................................................................14

         3.28     Insurance.....................................................................................14

         3.29     Disclosure....................................................................................14

         3.30     Underwriting Agreement........................................................................15

         3.31     Qualified Small Business......................................................................15

         3.32     Definition of "Best Knowledge"................................................................16

4.       Representations and Warranties of the Investors........................................................16

5.       Conditions Precedent to the Closing....................................................................17

         5.1      Conditions Precedent to the Closing...........................................................17

6.       Information Rights.....................................................................................18

         6.2      Affirmative Covenants.........................................................................18

7.       Additional Agreements of the Corporation...............................................................19

         7.1      Restrictions on Certain Actions...............................................................19

         7.2      Compliance....................................................................................20

         7.3      Insurance.....................................................................................20

         7.4      Corporate Existence, Properties, Etc..........................................................21

         7.5      Payment of Taxes..............................................................................21

         7.6      Nondisclosure and Invention Assignment Agreement..............................................21

         7.7      Review of Registration Statement..............................................................21

         7.8      Key-Man Life Insurance........................................................................21

8.       Restriction on Transfer................................................................................21

9.       Fees...................................................................................................23

10.      Exchanges; Lost, Stolen or Mutilated Certificates......................................................23

11.      Survival of Representations, Warranties and Agreements, Etc............................................24

12.      Indemnification........................................................................................24

13.      Remedies...............................................................................................24


                                      -II-

                                                 TABLE OF CONTENTS
                                                    (CONTINUED)

                                                                                                                 PAGE



14.      Successors and Assigns.................................................................................24

15.      Entire Agreement.......................................................................................24

16.      Notices................................................................................................24

17.      Changes................................................................................................25

18.      Counterparts...........................................................................................25

19.      Headings...............................................................................................26

20.      Nouns and Pronouns.....................................................................................26

21.      Governing Law..........................................................................................26

22.      Consent to Jurisdiction; Venue.........................................................................26


                                      -III-

ATTACHMENTS

EXHIBITS

Exhibit A          -       Certificate of Designation

Exhibit B                  Form of Stock Subscription Warrant

Exhibit C          -       Opinions of Counsel to the Corporation

Exhibit D                  Form of Registration Rights Agreement

Exhibit E                  Form of Stockholders Agreement

                              MEDICONSULT.COM, INC.


                            STOCK PURCHASE AGREEMENT

                                                         As of February 26, 1999

TO THE INVESTORS
(as hereinafter defined)

Dear Sirs:


     The undersigned, MEDICONSULT.COM, INC., a Delaware corporation (the "Corporation") hereby agrees with each of the parties listed on Schedule I hereto (the "Investors") as follows:

1. CERTIFICATES OF DESIGNATION. Prior to the execution and delivery of this Agreement, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series and Determination of Rights and Preferences of its Senior Preferred Stock (the "Certificate of Designation") to its Certificate of Incorporation (the "Certificate of Incorporation"), a copy of which is attached hereto as EXHIBIT A. The Certificate of Designation, among other things, (i) designates 1,000,000 shares as Senior Convertible Preferred Stock (the "Senior Preferred Stock") and (ii) sets forth the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Senior Preferred Stock.

2. ISSUANCE AND SALE OF SENIOR PREFERRED SHARES AND WARRANTS AND RESERVATION OF RESERVED COMMON SHARES; CLOSINGS.

     2.1 ISSUANCE OF SENIOR PREFERRED SHARES AND WARRANTS AND RESERVATION OF RESERVED COMMON SHARES. On the terms and subject to the conditions hereof, the Corporation has authorized the issuance on the Closing Date (as defined in Section 2.4 hereof) of (i) an aggregate of 506,329 shares of Senior Preferred Stock (such shares of Senior Preferred Stock being sometimes hereinafter collectively referred to as the "Senior Preferred Shares"), and the reservation of a requisite number of shares of Common Stock, $.001 par value (the "Common Stock"), of the Corporation for issuance upon conversion of the Senior Preferred Shares and Warrant Shares (such reserved Common Stock being sometimes hereinafter referred to as the "Reserved Common Shares") and
(ii) stock subscription warrants (the "Warrants") to purchase 224,000 shares of Senior Preferred Stock (the "Warrant Shares") in the form of EXHIBIT B attached hereto.

     2.2 AGREEMENT TO SELL AND PURCHASE THE SENIOR PREFERRED SHARES. On the terms and subject to the conditions hereof, the Corporation is selling to each Investor and such Investor is purchasing from the Corporation at the Closing, that number of shares of Senior Preferred Stock set forth opposite such Investor's name on Schedule I and (ii) Warrants to purchase that number of Warrant Shares set forth opposite such Investor's name on Schedule I, for the aggregate purchase price set forth opposite such Investor's name on
Schedule I (representing an
aggregate purchase price for all Investors of $3,200,000 for the Senior Preferred Shares and Warrants purchased by the Investors).

     2.3 DELIVERY OF SENIOR PREFERRED SHARES AND WARRANTS. At the Closing, the Corporation shall deliver to each Investor a certificate or certificates and Warrants, registered in the name of the Investors, representing that number of Senior Preferred Shares and the Warrants being purchased by such Investor at the Closing. In each case, delivery of certificates representing Senior Preferred Shares and the Warrants shall be made against receipt by the Corporation of a check payable to the Corporation or a wire transfer to an account designated by the Corporation in the full amount of the purchase price for the Senior Preferred Shares and Warrants being purchased by the Investor at the Closing.

     2.4 THE CLOSING. The Closing hereunder with respect to the transactions contemplated by Section 2.1 hereof is taking place on the date hereof at the offices of Orrick, Herrington & Sutcliffe LLP, 30 Rockefeller Plaza, New York, New York 10112 (the date hereof sometimes being referred to herein as the "Closing Date").

3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants, except as disclosed in the disclosure schedule dated the date hereof, certified on behalf of the Corporation by the Chief Executive Officer of the Corporation and delivered by the Corporation simultaneously herewith (the "Disclosure Schedule") to the Investors as follows:

     3.1 ORGANIZATION; POWER AND AUTHORITY; QUALIFICATIONS. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction. Each of the Corporation and the Subsidiaries has all requisite corporate power and corporate authority to own, lease and operate its properties, to carry on its business as presently conducted and as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, the Certificate of Designation, the Stockholders Agreement (as defined in Section 5.1(h)) and the Registration Rights Agreement (as defined in Section 5.1(g) hereof) (each, a "Document" and collectively, the "Documents"). Each of the Corporation and the Subsidiaries is qualified to transact business as a foreign corporation in those jurisdictions identified on Schedule 3.1 of the Disclosure Schedule and in all other jurisdictions in which the character of the property owned or leased or the nature of the activities conducted by the Corporation and the Subsidiaries (as the case may be) makes such qualification necessary or the failure to so qualify would have a material adverse effect on the business, properties, affairs, condition (financial or otherwise), results of operations, assets or liabilities of the Corporation or the Subsidiaries taken as a whole (a "Material Adverse Effect"). The Corporation has provided the Investors, with true, correct and complete copies of its and each Subsidiaries, organizational documents (including, if applicable, certificates of incorporation and by-laws), in each case, as amended to, and as in effect on, the date hereof. The term "Subsidiaries" shall mean Mediconsult.com Limited, iHealth, Pharminfonet, Mediconsult.com (UK) Ltd. and any corporation, partnership, joint venture, limited liability company or other legal entity of which the Corporation (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     3.2 AUTHORIZATION OF THE DOCUMENTS; NO CONFLICTS. The execution, delivery and performance by the Corporation of the Documents have been duly authorized by all requisite corporate action by the Corporation and each such Document constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The execution, delivery and performance of the Documents and the consummation of the transactions contemplated thereby and compliance with the provisions thereof by the Corporation and the issuance, sale and delivery of the Senior Preferred Shares, the Warrants, and the Warrant Shares and the Reserved Common Shares by the Corporation, does not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any United States or foreign court, administrative agency or other governmental body applicable to the Corporation or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance (as defined in Section 3.11 hereof) upon any of the properties or assets of the Corporation or the Subsidiaries under their respective certificates of incorporations or by-laws, or any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Corporation or the Subsidiaries (as the case may be) is a party or by which any of them or any of their respective properties is bound or affected.

     3.3 AUTHORIZATION OF SENIOR PREFERRED SHARES, WARRANTS, WARRANT SHARES AND RESERVED COMMON SHARES. The authorization, reservation (if applicable), issuance, sale and delivery of the Senior Preferred Shares, Warrants, Warrant Shares and Reserved Common Shares have been duly authorized by all requisite corporate action of the Corporation, and when issued, sold and delivered on the date hereof in the case of the Senior Preferred Stock and the Warrants, or upon conversion, exercise or exchange of the Senior Preferred Stock or Warrants in the case of the Reserved Common Shares and the Warrant Shares, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Senior Preferred Shares are as stated in the Certificate of Designation.

     3.4 NO CONSENT OR APPROVAL REQUIRED. No consent of any person and no consent, approval or authorization of, or declaration to or filing with, any United States or foreign governmental or regulatory authority is required for the valid authorization, execution and delivery by the Corporation of any Document or for the consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Senior Preferred Shares or the Warrants, or for the valid authorization, reservation, issuance and delivery of the Reserved Common Shares or the Warrant Shares, other than those consents, approvals, authorizations, declarations or filings (including those filings required to be made under applicable Federal securities and/or state securities and "blue sky" laws) which have been or will timely be obtained or made, as the case may be, and which are identified on Schedule 3.4 hereto.

     3.5 CAPITALIZATION.

     (a) The authorized capital stock of the Corporation immediately upon the consummation of the Closing of the transactions contemplated hereby shall consist of:

         (i) 50,000,000 shares of Common Stock, no par value, of which (i) 18,537,950 shares shall have been validly issued and be outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, (ii) 430,000 shares shall have been duly reserved for issuance upon conversion of the Preferred Stock, $.001 par value, of the Corporation (the "Junior Preferred Stock") and a sufficient number of shares to provide for the payment of any Junior PIK Dividend (as such term is defined in the Certificate of Designation), accruing thereon, (iii) 1,000,000 shares have been duly reserved for issuance upon conversion of the Senior Preferred Shares, (iv) 2,500,000 shares shall have been duly reserved for issuance to officers, employees or directors of, or consultants to, the Corporation pursuant to the Corporation's 1996 Stock Option Plan (the "Plan") (v) 400,000 shares of Common Stock have been reserved for issuance to Arnold and S. Bleichroeder, Inc., pursuant to the letter agreement dated July 28, 1998 between Arnold S. Bleichroeder, Inc. and the Corporation upon exercise of the Warrant granted thereunder; and (vi) 2,000,000 shares of Common Stock have been reserved for issuance upon the exercise of an option granted to Treacy & Co., LLC pursuant to the letter agreement dated November 16, 1998 between Treacy & Co., LLC and the Corporation.

         (ii) 5,000,000 shares of Preferred Stock, $.001 par value, of which
(i) 1,000,000 shares shall have been duly designated as Junior Preferred Stock, of which 430,000 shares are validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, (ii) 1,000,000 shares shall have been duly designated as Senior Convertible Preferred Stock, of which (A) 506,329 shares shall have been validly issued and be outstanding, fully paid, nonassessable, with no personal liability attaching to the ownership thereof, (B) 224,000 shares have been duly reserved for issuance upon exercise or exchange of the Warrant Shares and (C) a sufficient number of shares shall have been reserved for issuance of shares of Senior Preferred Stock as a Senior Preferred Dividend (as such term is defined in the Certificate of Designation).

     (b) Schedule 3.5 of the Disclosure Schedule sets forth a capitalization table prior to and immediately following the consummation of the transactions contemplated hereby (including conversion of the Junior Preferred Stock) and which shall in each case identify all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of the capital stock or other securities of the Corporation, which list names all persons entitled to receive such shares or other securities and the shares of capital stock or other securities required to be issued thereunder. Except as set forth on Schedule 3.5 of the Disclosure Schedule or as contemplated by the Documents, there are, and immediately upon consummation of the Closing of the transactions contemplated hereby, there will be, no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of the Corporation pursuant to any provision of law, the Certificate of Incorporation or By-laws or any agreement to which the Corporation is a party; and there is, and immediately upon the consummation of the Closing of the transactions contemplated hereby, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities), to which the Corporation is a party on by which it is bound, or, to the Best Knowledge of the Corporation, among or between any persons other than the Corporation, except as contemplated by the Documents. All shares of the capital stock and other securities issued by the Corporation at or prior to the Closing have either been registered under the Securities Act of 1933, as amended (the "Securities Act") or any comparable foreign securities laws or been or are being issued in transactions exempt from registration under the Securities Act and all applicable state securities or "blue sky" laws. The Corporation has not violated the Securities Act or any comparable foreign securities laws or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities at or prior to the Closing that could reasonably be expected to have a Material Adverse Effect.

     3.6 EQUITY INVESTMENTS. Except for the Subsidiaries identified on Schedule
3.6 of the Disclosure Schedule the Corporation does not presently have any Subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. The Corporation owns 100% of the issued and outstanding capital stock of each Subsidiary, free and clear of all Encumbrances. There are no options, warrants, rights, calls, commitments or agreements of any character to which the Subsidiaries are a party or by which it is bound calling for the issuance of shares of capital stock of the Subsidiaries or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Subsidiaries or any such other securities. Other than pursuant to statutory laws in certain foreign jurisdictions in which the Subsidiaries are organized, there are no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of any Subsidiary pursuant to any provision of law, or organization document or any agreement to which such Subsidiary is a party; and there is, and immediately upon the consummation of the Closing of the transactions contemplated hereby, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of any Subsidiary (whether outstanding or issuable upon conversion or exercise of outstanding securities)

     3.7 SEC DOCUMENTS. The Corporation has delivered to the Investors true, correct and complete copies of all regular and periodic reports, schedules, registration statements, proxy statements and other documents filed with the Securities and Exchange Commission (the "SEC") for the period commencing December 12, 1996, through the date hereof (the "SEC Documents'), which are all of the documents (other than preliminary material) that the Corporation was required to file with the SEC since December 12, 1996. As of their respective dates, none of the SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and the SEC Documents complied, when filed, in all material respects with the then applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. The financial statements of the Corporation included in the SEC Documents complied, when filed, as to form in all respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly presented (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated results of their operations and cash flows for the periods then ended. The Corporation has filed all documents and agreements which were required to be filed as exhibits to the SEC Documents and all such documents and agreements when filed were correct and complete; and, to the extent that any such documents and agreements remain in effect as of the date hereof, the Corporation had delivered correct and complete copies thereof to the Investors, including all modifications and amendments thereto to the date hereof. In addition, the Corporation has delivered to the Investors correct and complete copies of all documents or agreements which would be included as exhibits to an Annual Report on Form 10-K if the Corporation were required to file Form 10-K for the period ended on the date immediately preceding the date hereof.

     3.8 NO DEFAULTS. Neither the Corporation nor the Subsidiaries are in default, which default could reasonably be expected to have a Material Adverse Effect, (a) under their respective certificates of incorporation or by-laws, or any Contract (as hereinafter defined) or (b) of any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing that could reasonably be expected to have a Material Adverse Effect.

     3.9 FINANCIAL INFORMATION.

     (a) Schedule 3.9(a) of the Disclosure Schedule contains the audited balance sheet of the Corporation (the "Interim Balance Sheet") as of December 31, 1998 (the "Interim Balance Sheet Date"), and the related audited statements of operations and cash flows for the year then ended (collectively, the "Financial Statements"), certified by the Corporation's independent public accountants (the "Company Accountants").

     (b) Except as set forth on Schedule 3.9(b) of the Disclosure Schedule, the Financial Statements (i) are in accordance with the books and records of the Corporation, (ii) present fairly the financial condition and results of operations of the Corporation as of the date and for the periods indicated and
(iii) have been prepared in accordance with GAAP consistently applied.

     3.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule
3.10 of the Disclosure Schedule, as of the Interim Balance Sheet Date, (a) neither the Corporation nor the Subsidiaries had liability (whether matured or unmatured, fixed or contingent) which was not provided for or disclosed in the Interim Balance Sheet and (b) all liability reserves established by the Corporation and the Subsidiaries and set forth in the Interim Balance Sheet are adequate for all such liabilities at the applicable date thereof, in each case as required to be provided for on the Interim Balance Sheet in order for the Interim Balance Sheet to fairly represent the financial condition of the Corporation and the Subsidiaries as of the date thereof in accordance with GAAP consistently applied. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Interim Balance Sheet as required by said Statement No. 5.

     3.11 ABSENCE OF CHANGES. Except as set forth on Schedule 3.11 of the Disclosure Schedule or in the SEC Documents, since the date of the most recent audited financials included in the SEC Documents, there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities or business of the Corporation or the Subsidiaries, (b) any borrowing or agreement to borrow any funds or any liability of any nature whatsoever (contingent or otherwise) incurred by the Corporation or the Subsidiaries, other than current liabilities incurred in the ordinary course of business, (c) any asset or property of the Corporation or the Subsidiaries made subject to an Encumbrance of any kind, (d) any waiver of any valuable right of the Corporation or the Subsidiaries, or the cancellation of any debt or claim held by the Corporation or the Subsidiaries, (e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation or the Subsidiaries, or any agreement or commitment therefor, (f) any issuance of any stock, bond or other security of the Corporation or the Subsidiaries or any agreement or commitment therefor (including, without limitation, options, warrants or rights or agreements or commitments to purchase such securities or grant such options, warrants or rights) except as disclosed on Schedule 3.5 of the Disclosure Schedule, (g) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation or the Subsidiaries, except, with respect to the sale of online advertising inventory and with respect to tangible assets, in the ordinary course of business, (h) any loan by the Corporation or the Subsidiaries to any officer, director, employee, consultant or stockholder of the Corporation or the Subsidiaries, or any agreement or commitment therefor, (i) any damage, destruction or loss (whether or not covered by insurance) affecting the business, assets, properties, operations or condition, financial or otherwise, or results of operations of the Corporation or the Subsidiaries, (j) any extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of the Corporation or the Subsidiaries, (k) any change in the accounting methods, practices or policies followed by the Corporation or the Subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted, or (l) or any event or transaction, or any information that has come to the attention of the Corporation or the Subsidiaries, that could reasonably be expected to have a material adverse effect on the assets, liabilities, operations, results of operations, condition (financial or otherwise), business or prospects of the Corporation and the Subsidiaries taken as a whole.

     3.12 TITLE TO ASSETS, PROPERTIES AND RIGHTS. Each of the Corporation and each Subsidiary has good and valid title or the right to use or license all properties, interests in properties and assets, real, personal and mixed, tangible or intangible, used in the conduct of their respective businesses, free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever, whether or not related to credit or the borrowing of money ("Encumbrances").

    3.13 BURDENSOME RESTRICTIONS. The Corporation is not obligated under any contract or agreement or subject to any charter or other corporate restriction which presently materially adversely affects, or in the future may reasonably be expected to materially adversely affect, its business, properties, assets, prospects or condition (financial or otherwise).

     3.14 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.14 of the Disclosure Schedule sets forth, for the Intellectual Property owned by the Corporation or its Subsidiaries, a complete and accurate list of all United States and foreign (a) patents and patent applications; (b) trademark registrations (including Internet domain registrations) and applications and material unregistered trademarks; (c) copyright registrations and applications, and material unregistered copyrights, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

Schedule 3.14 of the Disclosure Schedule sets forth a complete and accurate list of all written and material oral license agreements granting any right to use or practice any rights under any Intellectual Property, whether the Corporation or any of its Subsidiaries is the licensee or licensor thereunder, and any assignments, consents, forbearances to sue, judgments, orders, settlements or similar obligations relating to any Intellectual Property to which the Corporation or any of its Subsidiaries is a party or otherwise bound (other than off-the-shelf software applications programs having an acquisition price of less than $5,000) (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property covered thereby. The License Agreements are valid and binding obligations of Corporation or its Subsidiaries, enforceable in accordance with their terms, and there exists no event or condition which will result in a, violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Corporation or its Subsidiaries under any such License Agreement, the violation, breach or default of any of which could reasonably be expected to have a Material Adverse Effect.

No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements set forth on Schedule 3.14 of the Disclosure Schedule.

Except as set forth in Schedule 3.14 of the Disclosure Schedule:

         (i) the Corporation or its Subsidiaries exclusively own, free and clear of all liens, all owned Intellectual Property, or have a valid, enforceable right to use all of the licensed Intellectual Property;

         (ii) the Corporation has taken reasonable steps to protect the Intellectual Property;

         (iii) the conduct of the Corporation's and its Subsidiaries' businesses as currently conducted or planned to be conducted does not infringe upon any Intellectual Property rights (other than patents) of or controlled by any third party nor, to the Best Knowledge of the Corporation, infringe any patent owned by or controlled by any third party;

         (iv) except as set forth on Schedule 3.14 of the Disclosure Schedule, there is no litigation pending, or to the Best Knowledge, threatened (A) alleging that the Corporation's activities or the conduct of its businesses or that of any of its Subsidiaries infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property;

         (v) to the Best Knowledge of the Corporation, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Corporation or any of its Subsidiaries and, except as set forth on Schedule 3.14 of the Disclosure Schedule, no such claims have been brought against any third party by the Corporation or any of its Subsidiaries; and

         (vi) the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Corporation's or any of its Subsidiaries' right to own or use any of the Intellectual Property, nor will they require the consent of any United States or foreign governmental authority or third party in respect of any such Intellectual Property.

All trademarks material to the conduct of the business of the Corporation have been in continuous use by the Corporation or its Subsidiaries. To the Best Knowledge of the Corporation and its Subsidiaries, there has been no prior use of such trademarks by any third party which would confer upon said third party superior rights in such trademarks; and the registered trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications.

The Corporation has taken reasonable steps in accordance with normal industry practice to protect the Corporation's rights in trade secrets of the Corporation. Without limiting the foregoing, the Corporation has and enforces a policy of requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially consistent with the Corporation's standard forms thereof (complete and current copies of which have been delivered to the Parent). Except under confidentiality obligations, there has been no disclosure of any Corporation or Subsidiary confidential information or trade secrets the disclosure of which could reasonably be expected to have a Material Adverse Effect.

     3.15 EMPLOYMENT OF OFFICERS, EMPLOYEES AND CONSULTANTS. No third party has asserted or may assert any valid claim against the Corporation, any Investor or any of the Designated Persons (as hereinafter defined) with respect to (a) the continued employment by, or association with, the Corporation, of any of the present officers or employees of or consultants to the Corporation (collectively, the "Designated Persons") or (b) the use, in connection with any business presently conducted or proposed to be conducted by the Corporation or any of the Designated Persons of any information which the Corporation or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information.

     3.16 ERISA PLANS AND CONTRACTS.

     (a) For purposes of this Agreement, the term "Employee Plan" means each employee bonus, retirement, pension, profit sharing, stock option, stock appreciation, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life and other health and disability (whether provided by insurance or otherwise), severance, termination and other plan, program, arrangement, policy or payroll practice providing employee benefits, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended to the date hereof ("ERISA"), and including plans which have been frozen or terminated during the five-year period ending on the date of this Agreement, in each instance maintained by the Corporation or to which the Corporation contributes or has contributed and under which any person presently employed by the Corporation (an "Employee") or formerly so employed by the Corporation (a "Former Employee") participates or had accrued any rights or under which the Corporation is liable in respect of an Employee or Former Employee. The terms "Employee" and "Former Employee" will include, where applicable, the beneficiaries and dependents of an Employee or Former Employee.
Schedule 3.16 of the Disclosure Schedule lists or describes all Employee Plans.

     (b) Except as otherwise disclosed on Schedule 3.16 of the Disclosure
Schedule:

         (i) The Corporation does not maintain or contribute to any Employee
Plan.

         (ii) No Employee Plan is or has been since the enactment of ERISA a "multiemployer plan" as defined in Section 3(37) of ERISA. No complete or partial withdrawal from any multiemployer plan has occurred which could subject the Corporation to "withdrawal liability" as defined in Section 4201 of ERISA.

         (iii) Contributions, premiums, benefits or other payments required to be made by the Corporation or any Subsidiary thereof to or with respect to any Employee Plan for all periods preceding the date of this Agreement have been made or properly accrued as liabilities on the Financial Statements, and the Corporation will not have any liability (actual or contingent) under any insurance policy (or ancillary agreement relating to such insurance policy) in the nature of a retroactive rate adjustment or loss sharing or similar arrangement.

         (iv) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
Section 501(a) of the Code. The Corporation has furnished to the Investor, true, correct and complete copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Plans, which determination letters are all favorable and relate to each such Employee Plan as amended to comply with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. Each Employee Plan has been amended to the extent required to comply with the Tax Reform Act of 1986, and has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code (including the provisions thereof which are effective with respect to such Employee Plans as of the date hereof but which do not require amendments to have been made to the applicable Employee Plans as of the date hereof), which are applicable to such Employee Plans.

         (v) No Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to Employees or Former Employees beyond their retirement or other termination of service other than (A) coverage mandated by applicable laws, (B) death benefits under any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), (C) retirement benefits under any employee pension benefit plan or (D) deferred compensation benefits accrued as liabilities on the Financial Statements.

         (vi) No facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred and nothing will occur as a result of the execution, delivery and performance of this Agreement, such that the Corporation could be subject (directly or indirectly, such as through an indemnification, guarantee or similar agreement or obligation) to any liability for any claims, judgments, damages, penalties, taxes (including excise taxes), assessments or similar terms, including, without limitation, any claim by a plan or by the Pension Benefit Guaranty Corporation under
Section 412 of the Code or under Title IV of ERISA, with respect to any of the Employee Plans or any "employee benefit plan" (as defined in Section 3(3) of ERISA) currently or formerly maintained by a business entity that is or has been aggregated with, or treated as the same employer as, the Corporation for any purpose under ERISA or the Code (other than liability for benefit payments incurred in the normal operations of any such Employee Plan for periods preceding the Closing Date), nor does the Corporation have any such liability. Without limiting the scope of the previous sentence, none of the Corporation or any Employee Plan has, since the inception of each Employee Plan, violated the "prohibited transaction" provisions of Section 4975(c) and
(d) of the Code or Sections 406 and 408 of ERISA.

         (vii) There has been no failure to comply with the continuation health care coverage requirements of Sections 162(k) and 4980B of the Code and Sections 601 through 608 of ERISA, with respect to each Employee or Former Employee and any other employee or former employee of the Corporation and any member of a "controlled group of corporations" (as defined in Section 1563(a) of the Code) that included the Corporation ("COBRA Employee") and any "qualified beneficiary" (as defined in Sections 162(k) or 4980B of the Code) of any COBRA Employee that could result in a material liability for the Corporation.

     3.17 AGREEMENTS. Except as set forth on Schedule 3.17 of the Disclosure Schedule, neither the Corporation nor any Subsidiary is a party to any written or oral contract not made in the ordinary course of business and, whether or not made in the ordinary course of business, neither the Corporation nor any Subsidiary is a party to any material written or oral (a) contract with any labor union; (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (c) contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any person on a consulting basis, in each case that provides for a severance arrangement with such employee or consultant; (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of the Corporation and/or the Subsidiaries; (e) guaranty of any obligation for borrowed money or otherwise; (f) lease or agreement under which the Corporation and/or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party; (g) lease or agreement under which the Corporation and/or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation and/or the Subsidiaries; (h) agreement or other commitment for capital expenditures in excess of $10,000; (i) contract, agreement or commitment under which the Corporation and/or any Subsidiary is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party; (j) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, (k) the content or delivery of its content, products and services (including the transmission or other performance (electronically or otherwise)) (other than confidentiality and non-disclosure agreements entered into in the ordinary course of business); (l) any agreement, instrument or other arrangement granting or permitting any encumbrance on any of the properties, assets or rights of the Corporation and/or the Subsidiaries; (m) agreement which restricts the Corporation and/or any Subsidiary from engaging in any aspects of its business or competing in any line of business in any geographic area; or (n) any other contract, agreement, arrangement or understanding which is material to the businesses of the Corporation and/or the Subsidiaries or which is material to a prudent investor's understanding of the businesses of the Corporation and the Subsidiaries (collectively, the "Contracts"). All such contracts and agreements constitute the valid and binding obligations of the respective parties thereto, enforceable in accordance with their terms, and neither the Corporation or any Subsidiary nor, to the Best Knowledge of the Corporation and the Subsidiaries, any other party thereto is in default thereunder and there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default by the Corporation or any Subsidiary or, to the Best Knowledge of the Corporation and the Subsidiaries, any other party thereunder.

     3.18 COMPLIANCE; LICENSES AND PERMITS. Except as set forth on Schedule 3.18 of the Disclosure Schedule or in the SEC Documents, the Corporation has complied in all material respects with all Federal, state, local or foreign laws, ordinances, regulations or orders applicable to the business of the Corporation as presently or previously conducted. The Corporation has all Federal, state, local and foreign governmental licenses and permits which are required for the conduct of the business presently conducted by the Corporation the failure to obtain which either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, which licenses and permits are in full force and effect, and no violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or, to the Best Knowledge of the Corporation and the Subsidiaries, threatened to revoke or limit any thereof. Schedule 3.18 of the Disclosure Schedule hereto lists all Federal, state, local and foreign governmental licenses and permits of the Corporation which are used in or relate to its business.

     3.19 LABOR RELATIONS; EMPLOYEES. Neither the Corporation nor any Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees,
(ii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Corporation or any Subsidiary and (iii) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted.

     3.20 LITIGATION. Except as set forth in Schedule 3.20 of the Disclosure Schedule or in the SEC Documents, there is no action, suit, customer claim, proceeding or investigation at law or in equity or by or before any United States or foreign governmental instrumentality or other agency now pending nor, to the Best Knowledge of the Corporation and the Subsidiaries, threatened against, or affecting the assets or properties of, the Corporation or the Subsidiaries

(including, without limitation, any action, suit, claim, proceeding or litigation involving the claims contemplated by Sections 3.14 and 3.15), nor does there exist any basis for any such action, suit, customer claim, proceeding or investigation. There are no orders, judgments or decrees of any United States or foreign court or governmental agency that name or are expressly made applicable to the Corporation or the Subsidiaries.

     3.21 TAX MATTERS. The Corporation and each Subsidiary has (a) filed all state, local and foreign tax returns, declarations of estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by it prior to the Closing (other than those for which extensions shall have been granted prior to the Closing) relating to any Taxes (as defined below) with respect to any income, properties or operations of the Corporation and each Subsidiary (as the case may be) prior to the Closing; (b) as of the time of filing, the Returns were complete and correct and the Corporation and the Subsidiaries (as the case may be) have paid all Taxes shown on the Returns to be due; (c) neither the Corporation nor any Subsidiary is delinquent in the payment of any Taxes, nor has the Corporation or any Subsidiary requested any extension of time within which to file any Return, which Return has not since been filed; (d) there are no pending tax audits of any Returns of the Corporation or the Subsidiaries; (e) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Corporation or the Subsidiaries has been proposed, asserted or assessed in writing against the Corporation or the Subsidiaries; (f) neither the Corporation nor any Subsidiary has granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income, properties or operations of the Corporation or such Subsidiary (as the case may be); (g) neither the Corporation nor any Subsidiary has, during the five-year period preceding the date hereof, been a personal holding company within the meaning of Section 542 of the Code; and (h) neither the Corporation nor any Subsidiary has made any election under
Section 341(f) of the Code. As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any person or entity, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

     3.22 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 3.22 of the Disclosure Schedule hereto, no current or former stockholder, director, officer or employee of the Corporation or any Subsidiary, nor any "associate" (as defined in the rules and regulations promulgated under the Securities Act) of any such person, is presently, or since the inception of the Corporation and each of the Subsidiaries has been, directly or indirectly through his, her or its affiliation with any other person or entity, a party to any transaction with the Corporation, providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person. For the purposes of this

Agreement, a transaction of the type described in this Section 3.22 is sometimes herein referred to as a "Related Party Transaction."

     3.23 OFFERING EXEMPTION. Subject in part to and in reliance in part upon the accuracy of the representations and warranties of the Investors set forth in
Section 4 hereof, the offering and sale of the Senior Preferred Shares and the Warrants and the Reserved Common Shares and the Warrant Shares upon conversion, exercise or exchange (as the case may be) of the Senior Preferred Shares or the Warrant (as the case may be) are or will be exempt from registration under the Securities Act; and the aforesaid offering and sale is and will be exempt from registration under applicable state securities and "blue sky" laws. The Corporation has made or will make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or blue sky laws.

     3.24 BROKERS. Neither the Corporation, the Subsidiaries nor any of the officers, directors, employees or stockholders of the Corporation has employed any broker or finder in connection with the transactions contemplated by this Agreement.

     3.25 REGISTRATION RIGHTS. Except as contemplated by the Registration Rights Agreement or set forth on Schedule 3.25 of Disclosure Schedule, hereto, no person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Corporation.

     3.26 OTHER SECURITIES. Except as set forth on Schedule 3.26 of the Disclosure Schedule, the Senior Preferred Stock issued and sold hereunder to the Investor is the most senior class of security (whether debt or equity) held by any current investor in or lender to the Corporation.

     3.27 USE OF PROCEEDS. The net proceeds received by the Corporation from the sale of the Senior Preferred Shares and Warrants shall be used by the Corporation for working capital and general corporate purposes and as set forth on Schedule 3.27 of the Disclosure Schedule.

     3.28 INSURANCE. All policies set forth on Schedule 3.28 of the Disclosure Schedule of insurance held by the Corporation and by the Subsidiaries are valid and enforceable polices and are outstanding and duly in force and all premiums due with respect thereto have been paid in full. The amounts of coverage under such policies of insurance are of the types and amounts customarily carried by entities conducting businesses similar to those of the Corporation and the Subsidiaries. Neither the Corporation nor any Subsidiary has, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

     3.29 DISCLOSURE. Neither this Agreement nor any other document, certificate, instrument or statement furnished or made available to the Investor by or on behalf of the Corporation in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, viewed as a whole, not misleading.

     3.30 UNDERWRITING AGREEMENT All representations and warranties to be set forth in the underwriting agreement, expected to be entered into between the Corporation and Underwriters (as such term is to be defined in the Underwriting Agreement) with respect to the

Qualified Offering (the "Underwriting Agreement") (other than those that refer specifically to the Underwriting Agreement or arrangements with the Underwriters that are not germane to the placement of the shares of Common Stock that are subject thereto (other than those related generally to the offering contemplated thereby)) will be true and complete in all respects as if made on and as of the date thereof, and upon execution and delivery of the Underwriting Agreement will be deemed to be hereby incorporated by reference and made a part hereof as if set forth herein in their entirety.

     3.31 QUALIFIED SMALL BUSINESS.

     (a) The Corporation has conducted a reasonable investigation into the question of whether the Senior Preferred Stock is "qualified small business stock" ("QSBS") within the meaning of Section 1202(c) of the Code; and as of the date hereof all of the Senior Preferred Stock is QSBS.

     (b) Qualification of the Senior Preferred Stock as QSBS is based, in part, on the value of the Corporations capital stock or other assets at certain relevant times. For purposes of the representations made in this Section 3.31, the Corporation has made a good faith determination of such values, taking into account all material facts and circumstances, but cannot guarantee that the Internal Revenue Service will not successfully assert that such determination is incorrect.

     (c) Qualification of the Senior Preferred Stock as QSBS is based, in part, on whether the Corporation has been engaged in the active conduct of one or more qualified trades or businesses. The term "qualified trade or business" set forth in Section 1202(e)(3) of the Code is not clearly defined in all respects. For purposes of the representations made in this Section 3.31, the Corporation has made a good faith effort to apply the definition of qualified trade or business set forth in Section 1202(e)(3) of the Code, but cannot guarantee that the Internal Revenue Service will not successfully assert a contrary definition.

     (d) Qualification of the Senior Preferred Stock as QSBS is based, in part, on whether at least eighty percent (by value) of the Corporation's assets have been used in the active conduct of one or more qualified trades or businesses. For this purpose, assets held as "working capital" of a qualified trade or business within the meaning of Section 1202(e)(6) of the Code are treated as used in the active conduct of such trade or business. The term "working capital" set forth in Section 1202(e)(6) of the Code is not clearly defined in all respects. For purposes of the representations made in this Section 3.31, the Corporation has made a good faith effort to apply the definition of working capital set forth in Section 1202(e)(6) of the Code, but cannot guarantee that the Internal Revenue Service will not successfully assert a contrary definition.

     (e) Qualification of the Senior Preferred Stock as QSBS is based, in part, on whether the Corporation purchased any of its capital stock from a person related to the Investors during a relevant testing period. For purposes of the representations made in this Section 3.31, the Corporation has made a good faith determination that such purchases did not occur, but cannot guarantee that the Internal Revenue Service will not successfully assert that such determination is incorrect.

     3.32 DEFINITION OF "BEST KNOWLEDGE". As used herein, the term the "Best Knowledge" shall mean and include (a) actual knowledge and (b) that knowledge which a prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection with the foregoing, the knowledge (both actual and constructive) of any director, officer or key employee of the Corporation and the Subsidiaries shall be imputed to be the knowledge of the Corporation and the Subsidiaries

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

     (a) Each Investor has all requisite corporate power and corporate authority to carry out the transactions contemplated by the Documents.

     (b) The execution, delivery and performance by an Investor of the Documents have been duly authorized by all requisite action by such Investor and each such Document constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

     (c) No consent of any person and no consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid authorization, execution and delivery by an Investor of any Document or for the consummation of the transactions contemplated thereby.

     (d) Each Investor represents and warrants to the Corporation, as to itself, that (a) the Investor is and will be acquiring the Senior Preferred Shares and the Warrants to be purchased hereunder and, in the event that such Investor should acquire any Reserved Common Shares or Warrant Shares, that such Investor will be acquiring such Reserved Common Shares or Warrant Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

         (i) Each Investor understands that (A) the Senior Preferred Shares and the Warrants have not been and the Reserved Common Shares and Warrant Shares will not be, registered under the Securities Act, by reason of their issuance by the Corporation in transactions exempt from the registration requirements of the Securities Act and (B) the Senior Preferred Shares, the Warrants, the Warrant Shares and the Reserved Common Shares must be held by such Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

         (ii) Each Investor further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales only in limited amounts.

         (iii) Each Investor represents and warrants that it has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

         (iv) Each Investor represents and warrants that it is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

         (v) Each Investor agrees that the Corporation may place a legend on the certificates delivered hereunder stating that the Senior Preferred Shares, the Warrants, the Warrant Shares and any Reserved Common Shares have not been registered under the Securities Act, and, therefore cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available, and that the Corporation may place stop transfer orders on the transfer books of the Corporation.

5.       CONDITIONS PRECEDENT TO THE CLOSING.

     5.1 CONDITIONS PRECEDENT TO THE CLOSING. The obligations of the Investors to purchase and pay for Senior Preferred Shares and the Warrants at the Closing are subject to satisfaction of the following conditions precedent (in addition to such other conditions as are hereinafter set forth in this Section 5):

     (a) CORPORATE PROCEEDINGS. All corporate and other proceedings to be taken and all waivers and consents, approvals, qualifications and/or registrations required to be obtained or effected in connection with the execution, delivery and performance of the Documents and the transactions contemplated thereby, including, but not limited to, the reservation, issuance, sale and delivery of the Senior Preferred Shares, the Warrants, the Warrant Shares and the Reserved Common Shares, shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Closing which may be required under applicable Federal and state securities or "blue sky" laws or any comparable foreign securities laws which, if required, shall be filed on a timely basis as may be so required), and all documents incident thereto shall be satisfactory in form and substance to the Investors and to its special counsel, Orrick Herrington & Sutcliffe LLP ("OHS"). The Investor and OHS, shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

     (b) OPINION OF COUNSEL. The Investor shall have received from Golenbock, Eiseman, Assor & Bell, counsel for the Corporation, its favorable opinions addressed to the Investor, dated the date of the Closing, substantially in the form of EXHIBIT C attached hereto with respect to the Closing.

     (c) DUE DILIGENCE. The Investor shall have completed its business and legal due diligence review of the Corporation and the Subsidiaries to its satisfaction.

     (d) MATERIAL ADVERSE CHANGE. There shall have been no occurrence of any material adverse change in the business or prospects of the Corporation and/or the Subsidiaries.

     (e) PAYMENT OF LEGAL FEES. Simultaneously with each such Closing, the Corporation shall pay to OHS, special counsel to the Investor, up to $40,000 of fees and charges incurred in connection with the transactions contemplated by the Closing.

     (f) FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been filed with and accepted by the Secretary of State of the State of Delaware and a copy of the Certificate of Designation, certified by the Secretary of State of the State of Delaware, shall have been delivered to the Investors promptly thereafter.

     (g) REGISTRATION RIGHTS AGREEMENT. A registration rights agreement (the "Registration Rights Agreement") among the Corporation and the Investors, in the form of EXHIBIT D hereto, shall have been duly executed and delivered by the Corporation and the Investor.

     (h) STOCKHOLDERS AGREEMENT. A stockholders agreement (the "Stockholders Rights Agreement") among the Corporation, the Founders (as such term is defined therein) and the Investors, in the form of EXHIBIT E hereto, shall have been duly executed and delivered by the Corporation, the Founders and the Investor.

     (i) TERMINATION OF PREEMPTIVE RIGHTS. The preemptive rights granted to Treacy & Co., LLC pursuant to the Letter Agreement dated November 16, 1998 shall have been terminated.

6.       INFORMATION RIGHTS.

     6.1 ACCESS TO RECORDS. The Corporation shall, from and after such time that it offers similar rights to any other person or entity who or which shall be an equity investor of the Corporation but in any event from the date hereof until the date that the Investors nominate a director, and such director is elected, to the Board of Directors of the Corporation pursuant to the Stockholders Agreement, afford to the Investors and their employees, counsel and other authorized representatives free and full access, upon reasonable advance notice, to all of the books, records and properties of the Corporation and the Subsidiaries and to all officers and employees of the Corporation and the Subsidiaries, for any reasonable purpose whatsoever. The Investors shall use reasonable efforts to maintain the confidentiality of and confidential and proprietary information so obtained by it; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of the Investors or such authorized representatives to disclose any such information concerning the Corporation or the Subsidiaries which it may be required to disclose (i) to it partners or limited partners to the extent required to satisfy its fiduciary obligations to such persons or (ii) otherwise pursuant to or as required by law.

     6.2 AFFIRMATIVE COVENANTS. (a) The Corporation shall furnish to the Investors promptly upon becoming available:

         (i) with respect to each fiscal year of the Corporation, concurrently with the filing by the Corporation with the SEC, by its due date (as the same may be extended), of its annual report on Form 10-K, a consolidated balance sheet of the Corporation as at the end of such fiscal year and consolidated statements of operations, cash flows and stockholders' equity for such year, all in reasonable detail and certified by independent certified public accountants for the Corporation;

         (ii) with respect to each fiscal quarter of the Corporation (other than the final fiscal quarter of each fiscal year), concurrently with the filing of the Corporation with the SEC, by its due date (as the same may be extended), of its quarterly report on Form 10-Q, a consolidated balance sheet of the Corporation as at the end of such quarter and related consolidated statements of operations, cash flows and stockholders' equity of the Corporation, for such quarter, all in reasonable detail and certified by the principal financial officer of the Corporation; and

         (iii) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its stockholders or released to the public and copies of all regular and periodic reports filed by the Corporation with the SEC or any securities exchange.

7.       ADDITIONAL AGREEMENTS OF THE CORPORATION.

     7.1 RESTRICTIONS ON CERTAIN ACTIONS.

     (a) For so long as the Investors collectively shall own or have the right to acquire (upon conversion of the Senior Preferred Shares and/or exercise or exchange of the Warrants more than 1.5% of the outstanding Common Stock of the Corporation, the Corporation shall not directly or indirectly, without first consulting with the Investors holding a majority in interest of such outstanding Common Stock:

         (i) sell, abandon, transfer, lease, or otherwise dispose of all or substantially all of its properties or assets or license exclusively any material intellectual or intangible property rights of the Corporation and/or the Subsidiaries, or merge or consolidate with or into, or permit any Subsidiary to merge with or into any other corporation, corporations, entity or entities or sell or dispose of or grant any third party any right to acquire any shares of capital stock or other securities of any Subsidiary, except in the case where the Corporation shall be the surviving corporation and except for transactions between the Corporation and a Subsidiary or any two Subsidiaries, unless in any such event the Corporation has received an opinion in customary form from a nationally recognized investment banking firm that such transaction is fair to the Corporation or the Stockholders of the Corporation (as the case may be), from a financial point of view;

         (ii) take any action to cease operations of any business or segment thereof that is material to the Corporation or a Subsidiary;

         (iii) declare or pay any dividends (other than Junior PIK Dividends or Senior Preferred Dividends in accordance with the Certificate of Incorporation) or make any distribution of cash or property or both to holders of shares of capital stock or other securities of the Corporation or repurchase or redeem any shares of capital stock or other securities of the Corporation; other than as set forth in Section 6 of the Certificate of Designation for the Senior Preferred Stock of the Certificate of Incorporation of the Corporation and other than the repurchase of Common Stock from employees upon termination of employment which repurchase is approved by the Board of Directors of the Corporation;

         (iv) enter into or become subject to any agreement which restricts or purports to restrict in any material manner the Corporation and/or the Subsidiary from engaging or otherwise competing in any aspect of its business anywhere in the world or which otherwise limits the business in which the Corporation and/or the Subsidiaries may engage or compete, except in the case of agreements not to compete that are entered into in connection with and are reasonably related to any business transferred in connection with a sale of assets; or

         (v) take any action or enter into any other transaction not planned or contemplated by the then current business and operating plan of the Corporation or the applicable Subsidiary, as then approved by the Board of Directors, or effect any material change in the conduct or operation of its business and/or the businesses of the Subsidiaries.

     (b) For so long as the Investors collectively shall own or have the right to acquire (upon conversion of the Senior Preferred Shares and/or exercise or exchange of the Warrants more than 1.5% of the outstanding Common Stock of the Corporation, the Corporation shall not directly or indirectly, without the prior written consent of the Investors holding a majority in interest of such outstanding Common Stock, enter into any Related Party Transaction that is on terms less favorable to the Corporation than could have been obtained on a bona fide arms' length basis with a third party or repurchase or redeem any capital stock of an affiliate (as such term is defined in the Securities Act) of the Corporation and, in each case, is approved by the Board of Directors (excluding therefrom any director involved in such Related Party Transaction);

     (c) Anything contained in this Section 7.1 to the contrary notwithstanding, the Corporation shall be permitted to consummate a Qualified Offering (as such term is defined in the Certificate of Designation) under this Section 7.1 without the consent of the Investor.

     (d) For so long as the Investors hold at least 50% of their original share position, the Corporation shall not effect any material change in the direction of its business unless approved by at least two-thirds of the Board of Directors and the Investors.

     7.2 COMPLIANCE. Each of the Corporation and the Subsidiaries (a) in carrying out their respective contemplated businesses will comply in all material respects with all Federal, state, local and foreign laws, ordinances, regulations and orders applicable to it, its business and the ownership of its assets and (b) will obtain and maintain in full force and effect all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of its business if the failure to so obtain or maintain such licenses and permits could reasonably be expected to have a Material Adverse Effect, and such licenses and permits shall be so maintained, in full force and effect.

     7.3 INSURANCE. All the insurable properties of the Corporation and the Subsidiaries will be insured for the benefit of the Corporation or such Subsidiary (as the case may be) in amounts deemed adequate by the Corporation or such Subsidiary (as the case may be) against all risks usually insured against by persons operating similar properties in the localities in which such properties are located under policies in effect and issued by insurers of recognized responsibility. The Corporation shall maintain directors and officers insurance in such amounts adequate and consistent with companies similarly situated.

     7.4 CORPORATE EXISTENCE, PROPERTIES, ETC.. Each of the Corporation and the Subsidiaries shall maintain, preserve and keep in full force and effect their respective corporate existences and all rights, franchises, licenses and permits necessary to the proper conduct of its business, and the ownership, lease, or operation of its properties that, if not so maintained, could reasonably be expected to have a material adverse effect on the Corporation or the Subsidiaries (as the case may be); and take all action which may be reasonably required to obtain, preserve, renew and extend all material licenses, permits, authorizations, trade names, trademarks, service names, service marks, copyrights and patents which are necessary for the continuance of the operation of any such property by the Corporation and the Subsidiaries (as the case may be). Anything contained in this Agreement to the contrary notwithstanding, the Corporation shall be permitted to (i) transfer assets among its Subsidiaries, (ii) combine its Subsidiaries and (iii) eliminate non-operating Subsidiaries that neither own nor are a licensee of any material assets.

     7.5 PAYMENT OF TAXES. The Corporation shall pay all taxes, assessments and governmental charges or liens imposed upon its income or receipts or upon any of its properties (except with respect to taxes being contested in good faith by appropriate legal proceedings), which if not so paid could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Corporation.

     7.6 NONDISCLOSURE AND INVENTION ASSIGNMENT AGREEMENT. The Corporation shall, and shall cause each Subsidiary to, require each officer and employee of the Corporation or such Subsidiary, as a condition to the employment of such officer or employee, to execute and deliver a non-disclosure and assignment of inventions agreement in the proper form approved by the Board of Directors. The Corporation shall obtain a similar agreement (PROVIDED that appropriate changes shall be made in such agreement to describe the appropriate nature of such third party's relationship with the Corporation) from each consultant or independent contractor to the Corporation who or which has access to the Corporation's confidential information. The Corporation shall, within thirty (30) days of the Closing, certify to the Investors that it has so complied with this Section 7.6 and shall provide the Investors with copies of any and all non-disclosure and assignment of inventions agreements entered into by the Corporation that are different from the form approved by the Board of Directors of the Corporation.

     7.7 REVIEW OF REGISTRATION STATEMENT. Each Investor shall have a right to review any references to such Investor that appear in any registration statements filed with the SEC by the Corporation, PROVIDED that such Investor shall not unreasonably object to such references and, PROVIDED FURTHER that this review shall not impede the Corporation in meeting its disclosure obligations under applicable securities laws, as reasonably interpreted by its counsel.

     7.8 KEY-MAN LIFE INSURANCE. The Corporation shall after the date hereof obtain and maintain life insurance policies on the lives of Robert A. Jennings and Ian Sutcliffe, each of which policies shall (i) be issued by a financially sound and reputable insurer, (ii) be in the face amount of $5,000,000 and (iii) name the Corporation as beneficiary.

8.       RESTRICTION ON TRANSFER.

     (a) Senior Preferred Shares, the Warrants and/or any Reserved Common Shares or Warrant Shares issued upon conversion, exercise or exchange of such Senior Preferred Shares or Warrants (as the case may be) held by the Investor shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act.

     (b) Each certificate for shares of the capital stock of the Corporation held by the Investors and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 8(c) and 8(d)) be stamped or otherwise imprinted with a legend in substantially the following form:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 8 OF THE STOCK PURCHASE AGREEMENT DATED AS OF FEBRUARY 26, 1999, AMONG MEDICONSULT.COM, INC. AND THE OTHER PARTIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, MEDICONSULT.COM, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MEDICONSULT.COM, INC."

     (c) The Investors agree, prior to any Transfer of such shares of stock, to give written notice to the Corporation of such Investor's intention to effect such Transfer and to comply in all other respects with the provisions of this
Section 8. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel such proposed Transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act or the securities "blue sky" laws of any relevant state of the United States; PROVIDED, HOWEVER, that no such opinion of counsel shall be necessary for a Transfer to a subsidiary or affiliate or partner or retired partner of such Investor, if the transferee agrees in writing to be subject to the terms of this
Section 8 to the same extent as if such transferee were originally a signatory to this Agreement. Such Investor shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in Section 8(b) unless (x) in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) the Corporation shall have waived the requirement of such legends; PROVIDED, HOWEVER, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 and the transferee is not an affiliate of the Corporation. Such Investor shall not Transfer any shares until such opinion of counsel has been given (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 8(c)).

     (d) Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by this Section 8 upon the transferability of any shares of the capital stock of the Corporation held by an Investor shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 8(c) and, pursuant to Section 8(c), the securities so transferred are not required to bear the legend set forth in Section 8(b) or
(ii) the holder of such shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 8 shall terminate, as herein provided, such Investor's shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 8(b) and not containing any other reference to the restrictions imposed by this Section 8.

9.       FEES.

     (a) The Corporation will pay, and hold the Investor harmless against all liability for the payment of, (i) all costs and other expenses incurred in connection with the Corporation's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with and (ii) the fees (up to $40,000) and charges of OHS, special counsel to the Investor, for its services in connection with the transactions contemplated by this Agreement, which fees and charges will be paid by the Corporation at the Closing or within three days thereafter.

     (b) The Corporation further agrees that it will pay, and will save the Investor harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Investor harmless from all issue taxes in respect of the issuance of the Reserved Common Shares or the Warrant Shares to such Investors.

10. EXCHANGES; LOST, STOLEN OR MUTILATED CERTIFICATES. Upon surrender by the Investor to the Corporation of any certificate representing Senior Preferred Shares, the Warrants, the Warrant Shares or Reserved Common Shares, the Corporation at its expense will issue in exchange therefor, and deliver to the Investor, a new certificate or certificates representing such shares, in such denominations as may be requested by the Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Senior Preferred Shares or Warrants or Reserved Common Shares or Warrant Shares purchased or acquired by the Investors upon conversion of the Senior Preferred Shares or exercise or exchange of the Warrants (as the case may be), and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will issue and deliver to the Investor a new certificate for such Senior Preferred Shares, Warrants, Warrant Shares or Reserved Common Shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

11. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC. Each representation and warranty hereunder shall survive the Closing in accordance with the applicable statute of limitations related to such representation or warranty. All statements contained in any certificate or other instrument delivered by the Corporation pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Corporation under this Agreement. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

12. INDEMNIFICATION. The Corporation shall indemnify, defend and hold the Investors harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Corporation herein or any facts or circumstances constituting any such untruth, inaccuracy or breach or with respect to any liability for any brokers' or finders' fees or compensation owing or alleged to be owing in connection with the transactions contemplated hereby.

13. REMEDIES. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Corporation, the Investors may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

14. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Corporation and the Investors and the respective successors, assigns, heirs and personal representatives (as applicable) of the Corporation and the Investors. Any transferee to whom rights under Sections 6 or 7.1 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies any securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder upon the Investors to the same extent as if such transferee were an Investor hereunder. A transferee to whom rights are transferred pursuant to this Section 14 may not again transfer such rights to any other person or entity, other than as provided in this Section 14.

15. ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

16. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

        (i)      if to the Corporation, to:

                                    Mediconsult.com, Inc.
                                    33 Reid Street, 4th Floor
                                    Hamilton HM 12
                                    Bermuda
                                    Attention: Robert H. Jennings
                                    Telecopier:

                                    with a copy to:

                                    Golenbock, Eiseman, Assor & Bell
                                    437 Madison Avenue
                                    New York, New York 10022
                                    Attention:  Lawrence Bell, Esq.
                                    Telecopier:

         (ii) If to an Investor to such Investor at the address set forth opposite such Investor's name on Schedule I,

                                    with a copy to:


                                    Orrick, Herrington & Sutcliffe LLP,
                                    30 Rockefeller Plaza
                                    New  York, New York  10112
                                    Telecopier:  (212) 506-3730
                                    Attention:  Martin H. Levenglick, Esq.


     All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

17. CHANGES. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Corporation and the Investors holding a majority-in-interest of shares of Senior Preferred Stock held or issuable upon conversion of the Senior Preferred Shares or upon exercise or exchange of the Warrants.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

19. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20. NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without reference to principles of conflict of laws).

22.      CONSENT TO JURISDICTION; VENUE.

     (a) The Corporation hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and any appellate court from such court, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Corporation hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal court. The Corporation may not bring or commence any such action or proceeding except in any such court in such jurisdiction. The Corporation agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) The Corporation hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. The Corporation hereby irrevocably waives, to the fullest extent permitted by law, the defense of FORUM NON CONVENIENS to the maintenance of such action or proceeding in any such court.

     (c) The Corporation hereby irrevocably appoints and designates Golenbock, Eiseman, Assor & Bell located at 437 Madison Avenue, New York, New York 10022 or any other person having and maintaining a place of business in the State of New York whom the Corporation may from time to time hereafter designate (having given 30 days' notice thereof to the parties hereto), as the true and lawful attorney and duly authorized agent for acceptance of service of legal process from the Corporation. Without prejudice to the foregoing, the Corporation irrevocably consents to service of process in the manner provided for notices in
Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                              Very truly yours,

                              MEDICONSULT.COM, INC.


                              By: /s/ Robert A. Jennings
                                 ------------------------------------------
                                   Name:   Robert A. Jennings
                                   Title:  Chief Executive Officer





                              THE INVESTORS:

                              NAZEM & COMPANY IV, L.P.,

                              By: Nazem & Associates IV, L.P., its General
                                  Partner

                               By: /s/ Fred Nazem
                                  ------------------------------------------
                                    Name:  Fred Nazem
                                    Title: General Partner





                                TRANSATLANTIC VENTURE FUND C.V.

                                By: /s/ Fred Nazem
                                   -----------------------------------------
                                   Name:  Fred Nazem
                                   Title: Investment Manager





                                    /s/ Peter May
                                    ----------------------------------------
                                    Peter May

                                    /s/ Nelson Peltz
                                    ----------------------------------------
                                    Nelson Peltz

SCHEDULE I


SENIOR PREFERRED SHARES AND WARRANT SHARES


---------------------------------------------------- ------------------------------ ---------------------- -----------------------

                                                     NUMBER OF SENIOR PREFERRED
                                                     SHARES BEING PURCHASED AT      AGGREGATE PURCHASE
NAME AND ADDRESS OF INVESTOR                         THE CLOSING                    PRICE                  WARRANT SHARES
---------------------------------------------------- ------------------------------ ---------------------- -----------------------
---------------------------------------------------- ------------------------------ ---------------------- -----------------------

NAZEM & COMPANY IV, L.P.
c/o Nazem & Co.
645 Madison Avenue
New York, New York 10022                                        158,228                 $1,000,000.00              70,000
Attention:  Fred F. Nazem
Telecopier:  (212) 371-2150

---------------------------------------------------- ------------------------------ ---------------------- -----------------------
---------------------------------------------------- ------------------------------ ---------------------- -----------------------

TRANSATLANTIC VENTURE FUND C.V.
c/o Nazem & Co.
645 Madison Avenue
New York, New York 10022                                        189,873                 $1,200,000.00              84,000
Attention:  Fred F. Nazem
Telecopier:  (212) 371-2150
---------------------------------------------------- ------------------------------ ---------------------- -----------------------
---------------------------------------------------- ------------------------------ ---------------------- -----------------------

Peter May
c/o Triarc Companies, Inc.
280 Park Avenue, 41st Floor, West Tower
New York, New York  10017                                       79,114                   $500,000.00               35,000
Telecopier: (212) 451-3024

---------------------------------------------------- ------------------------------ ---------------------- -----------------------
---------------------------------------------------- ------------------------------ ---------------------- -----------------------

Nelson Peltz
c/o Triarc Companies, Inc.
280 Park Avenue, 41st Floor, West Tower
New York, New York 10017                                         79,114                   $500,000.00               35,000
Telecopier: (212) 451-3024

---------------------------------------------------- ------------------------------ ---------------------- -----------------------
---------------------------------------------------- ------------------------------ ---------------------- -----------------------

TOTAL:                                                          506,329                 $3,200,000.00             224,000
---------------------------------------------------- ------------------------------ ---------------------- -----------------------


                               DISCLOSURE SCHEDULE

1.    INTERPRETATION

      We refer to the stock purchase agreement (the "Agreement") to be entered into today between Mediconsult.com, Inc. (the "Corporation") and the Investors referred to therein.

      This letter is the Disclosure Schedule as defined in Section 3 of the Agreement.

      Defined terms where used in this Disclosure Schedule have the same meaning as accorded to them in the Agreement, unless the context requires otherwise.

      The representations and warranties referred to in Section 3 of the Agreement are made and given subject to the disclosures made in this Disclosure Schedule. The Corporation shall not be or be deemed to be in breach of any of such representations and warranties (and no claim shall lie in respect thereof) to the extent of the disclosure made in this Disclosure Schedule.

2.    ANNEXES INCLUDED

      This Disclosure Schedule consists of a disclosure schedule and Annexes thereto and any and all documents and information specifically mentioned in this Disclosure Schedule and the Annexes hereto.

3.    SPECIFIC DISCLOSURES

3.1   Foreign Qualifications

      Neither the Corporation or any Subsidiary is qualified to transact business as a foreign corporation in any jurisdiction.

3.4 Consents, Approvals, Authorizations, Declarations and Filings. CORPORATE AUTHORITY: The Certificate of Designation must be filed in the State of Delaware.
      BLUE SKY FILING:
           New York - State Notice
                      Further State Notice
                      Broker/Dealer Statement


3.5   Capitalization

      (a)(i) The Corporation has granted to (1) Treacy & Co. LLC an option for 2,000,000 shares of Common Stock, exercisable at $.003 per share all vested, and
(2) Arnhold and S. Bleichroeder, Inc. ("ASB") warrants for an aggregate of 400,000 shares of Common Stock, exercisable at $1.22 per share.

      (b) Treacy & Co. LLC and ASB have certain registration rights. The Corporation has not made filings under the blue sky or state securities laws, or under any foreign securities laws, in connection with the grant or exercise of any stock options or warrants. Treacy & Co. LLC also has an option to purchase 358,333 shares of Common Stock from JHC Limited, at an exercise price of $1.20 per share. Since December 31, 1998, 18,000 shares have been issued upon the exercise of options previously outstanding. At December 31, 1998, there were 862,950 shares of common stock reserved for issuance under the 1996 Stock Option Plan, of which options to purchase 716,000 shares were then outstanding with a weighted average exercise price of $1.38 per share. The Corporation has entered into a memorandum of agreement with Cyberdiet Inc., pursuant to which the Corporation may issue 400,000 shares of Common Stock. The Corporation's agreements with INCIID permit payment in shares of Common Stock or in cash.

      See Annex 3.5, a capitalization table.

3.6   Subsidiaries

      The Subsidiaries of the Corporation and the jurisdiction of organization thereof, are as follows:

            Mediconsult.com(US), Ltd.          Delaware
            iHealth Inc.                       Delaware*
            Pharminfonet                       Delaware*
            Mediconsult.com Limited            Bermuda
            3542491 Canada Inc.                Canada*
            Mediconsult.com(UK) Ltd.           Northern Ireland*


            *     does not have significant activities

      The laws of certain foreign countries in which Subsidiaries are organized may require preemptive or similar rights.

3.9(a) Financial Statements See Annex 3.9

3.9(b) None

3.10  None

3.11  Absence of Changes

      (a) The Corporation has continued to incur an operating deficit.

      (b) The Corporation has from time to time borrowed money from its majority stockholder. A total of $4,300,000 of such stockholder advances have been converted into Junior Preferred Stock, and the balance (approximately $700,000 as of February 20, 1999) remains outstanding and repayable upon demand. The Corporation has entered into an agreement to form a joint venture with CommonHealth LLP, pursuant to which the Corporation and CommonHealth LLP have agreed to fund operations of the joint venture. The Corporation may borrow its share of such operating funds from CommonHealth LLP. For information with respect to transactions which INCIID and Cyberdiet, see Section 3.11(f) below.

      (c) Assets and properties are subject to inchoate liens for taxes not yet payable.

      (e) Non-cumulative dividends on the Junior Preferred Stock accrue and are payable in kind.

      (f) The Corporation has entered into an Exclusive Sponsorship Agreement with INCIID, pursuant to which the Corporation agreed to make donations of $500,000 per year, in equal quarterly installments, in cash or Common Stock (the "INCIID Transaction"). The Corporation has also entered into a memorandum of agreement outlining the principle terms of certain management and option agreements with Cyberdiet Inc., pursuant to which the Corporation has agreed to issue to the stockholders of Cyberdiet Inc. an aggregate of 400,000 shares of Common Stock under the circumstances (the "Cyberdiet Transaction").

      (i) The Corporation has continued to incur operating losses.

      (j) See the information with respect to Treacy & Co. LLC

3.14  Intellectual Property Rights

      Trademarks: Mediconsult.com
                  iHealth

      Licenses: The Corporation licenses content from third parties in the ordinary course of business. See Annex 3.14(a). The Corporation uses a standard production and development server environment utilizing standard software solutions running on generally available server hardware platforms. The Corporation is currently transitioning from a core production environment running on SGI hardware and UNIX platform hosted at TVisions of Cambridge, Massachusetts to an in-house managed and hosted IBM Lotus Domino software environment, using standard, off-the-shelf software components. The Corporation is negotiating to enter into an Exclusive Source Code License Agreement with TVisions, relating to its Web site software, pursuant to which it is expected to pay to TVisions an aggregate of $260,000, for licenses to the object code of MEDICONSULT.COM and source code for Habitrol and Expert Systems developed by Tvisions.

      Pursuant to various sponsorship, management and other agreements of the Corporation, the Corporation has granted to certain persons and entities the right to use its name and/or content of its Web Site.

      For a listing of the Corporation's copyrights, URLs and domain names, see Annexes 3.14(b), (c) and (d), respectively.

      (c)   Reference is made to the INCIID Transaction.

      (e)   The Corporation does not own the domain name iHealth.com.

3.15  Employment of Officers, Employees and Consultants

      Michael Swanson is seconded from or loaned out by Treacy & Co. LLC, for whom he performs services. Neither he nor Michel Bazinet has entered into an employment agreement.

3.16  Employee Plans

      1998 Stock Option Plan
      401(k) plan
      a health plan is being established

3.17  Agreements; Contracts

      (c)   service contracts

            - employment agreements - See Annex 3.17(c) for year-end listing; since then, contractors have become employees and all senior executives other than Michel Bazinet and Michael Swanson have entered into employment agreements. Such senior executives are entitled to six to twelve months severance, and have a non-compete clause of the duration equal to the severance period.

            - consulting agreements - attorneys, accountants and many others, including MediXpert Specialists. MediXpert is a service pursuant to which medical professionals, pursuant to consulting agreements, provide certain services. A listing of such consultants is attached as Annex 3.7(c)(2).

            -     patient associations - see Annex 3.7(c)(3).

      (d)   loan agreements
                  The CommonHealth memorandum of agreement contemplates certain borrowings by the Corporation from CommonHealth.

      (i)   broker's fees
                  ASB retainer agreement

      (j)   licenses
                  See Section 3.14

      (k)   content
                  The Corporation licenses a portion of its content from third parties in the ordinary course of business. See
                  Section 3.14. The Corporation also seeks to license its contents to third parties and has content licensing agreements with Ontario Hospital Association, GeoAccess and IBM.

            The Corporation also has certain e-commerce relationships with several vendors. See Annexes 3.14 and 3.17(k)

      (n)   other
                  See Annex 3.17(n)

3.18  Compliance; Licenses and Permits
                  See Section 3.21

3.20  Litigation
                  None

3.21  Tax Matters

            Prior to 1999, persons performing services for the Corporation were treated for tax purposes as independent contractors, rather than as employees. Beginning in January 1999, these "consultants" have been converted to "employees" and the Corporation has commenced to withhold for appropriate employee taxes and other amounts.

            The Corporation has not filed tax returns in any U.S. or Canadian jurisdiction.

3.22  Related Party Transactions

      Advances to the Corporation have been made by the majority stockholder. A portion of these advances have been converted into Junior Preferred Stock. The provisions of the Junior Preferred Stock have been amended in respect of dividends and conversion. Options have been granted to certain officers and directors. The Corporation uses the homes of certain of its officers, without charge. The Corporation uses shared office space in Toronto. In Bermuda the Corporation uses the office of the majority stockholder. The Corporation has entered into a Strategic Consulting Interim Agreement with Treacy & Co. LLC and granted to Treacy & Co. LLC options for 2,000,000 shares of Common Stock.

      In 1996, the Corporation purchased its Bermuda subsidiary from Mediconsult Trust and Michel Bazinet, as a result of which the former stockholders of the Mediconsult.com Limited became owners of 90% of the outstanding capital stock of the Corporation.


3.25  Registration Rights

      Treacy & Co. LLC
      ASB
      Cyberdiet (if option is exercised)

3.26  Other Securities

      The majority stockholder has made certain advances to the Corporation, all of which are senior to the Senior Preferred Stock. As of the date hereof, such outstanding advances are approximately $715,000.

3.27  Use of Proceeds

            A portion of the net proceeds from the sale of Senior Preferred Stock and Warrants will be used to repay advances to the Corporation made by the majority stockholder in 1999, such amount being $200,000.

3.28  Insurance

            E&O
            D&O
            MediXpert

3.29  Disclosure

            Approximately 55% the Corporation's revenue for the year ended December 31, 1997 and 65% of its revenue for the year ended December 31, 1998 resulted from engagements by various independent divisions of Novartis AG. The Corporation anticipates that these and other divisions will account for a substantial portion of its revenue for the foreseeable future. The Corporation currently has an agreement with one division of Novartis, Novartis Consumer Health Canada, to manage its Habitrol smoking cessation Web site. The Corporation is evaluating and working with Novartis Pharma to design, develop and manage additional Web sites. The Corporation cannot predict whether it will be engaged to perform any services as a result of these discussions. Novartis may elect to terminate its agreements or engagements or it may demand changes to the terms of these agreements or engagements that are less favorable to the Corporation than existing terms. The Corporation does not have written agreements with Novartis for most of these engagements. If the Corporation loses Novartis as a customer or the relationship becomes less favorable to the Corporation, the Corporation's business, financial condition and results of operations will be materially and adversely affected.



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